Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-16877, No. 333-47127 and No. 333-63281) and
Registration Statements on Form S-8 (No. 333-32955, No. 33-09259, No. 33-86522, No. 33-94224, No. 333-40252 and No. 333-56484) of The Sports Authority, Inc. of our report dated April 6, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 1, 2001